                          HGK ASSET MANAGEMENT, INC.
                                CODE OF ETHICS


      While affirming its confidence in the integrity and good faith of all of its employees, officers and Directors, HGK Asset Management, Inc. (the "Adviser") recognizes that certain of its personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for its Advisory Clients, and that if such individuals engage in personal transactions in Securities that are eligible for investment by Advisory Clients, these individuals could be in a position where their personal interests may conflict with the interests of the Advisory Clients.

      In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act"), the Adviser has determined to adopt this Code of Ethics ("Code") to specify and prohibit certain types of transactions deemed to create actual conflicts of interest, the potential for conflicts, or the appearance of conflicts, and to establish reporting requirements and enforcement procedures.

I.    STATEMENT OF GENERAL PRINCIPLES

      In recognition of the trust and confidence placed in the Adviser by its Advisory Clients and to give effect to the Adviser's belief that its operations should be directed to the benefit of all of its Advisory Clients, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers and Directors:

      A. The interests of the Adviser's Advisory Clients are paramount. All of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the Advisory Clients' interests before their own.

      B. All personal securities transactions by the Adviser's personnel must be accomplished so as to avoid the appearance of a conflict of interest on the part of such personnel with the interests of any Advisory Client.

      C. All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Advisory Client, or that otherwise bring into question the person's independence or judgment.

II.   DEFINITIONS

      A. "Access Person" shall mean any director or officer of the Adviser. "Access Person" also means any employee of the Adviser who: (i) in connection with the management of any Advisory Client, recommends investments to such Advisory Client, participates in the determination of which recommendations are to be made, or whose principal functions or duties relate to such determinations; or (ii) in connection with his or her duties, obtains any information concerning securities recommendations being made by the Adviser to an Advisory Client. The Review Officer may determine that additional persons, including persons not employed by the Adviser, are to be treated as Access Persons based on their access to information concerning the Adviser's investment recommendations to an Advisory Client.

      B. "Advisory Client" means any individual, group of individuals, partnership, trust or company, including, without limit, a Fund for whom the Adviser acts as an adviser or sub-adviser.

      C. "Beneficial Ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by (i) his or her spouse or minor children, (ii) a relative who shares his or her home, or (iii) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the securities held by such person.

      D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such Securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of a given situation.

      E. "Fund" means any investment company registered under the 1940 Act for which the Adviser acts as investment adviser or sub-adviser.

      F. "High quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

      G. "Investment Personnel" means all Access Persons who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an Advisory Client; and (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to an Advisory Client regarding the purchase or sale of securities by the Advisory Client.

      H. "IPO" (I.E., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

      I. "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

      J. A "personal securities account" means any account in which any securities are held for the person's direct or indirect benefit.

      K. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

      L. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the U.S. Government; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end mutual funds.

      M. A "Security held or to be acquired" by a Fund means: (i) any Security which, within the most recent 15 days, (a) is or has been held by a Fund or (b) is being or has been considered by the Adviser for purchase by a Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in (i) of this definition.

      N. A security is "being considered for purchase" when [A RESEARCH REPORT IS GENERATED REGARDING THE SECURITY]/ [THE INVESTMENT COMMITTEE HOLDS A MEETING REGARDING THE SECURITY]/[THE SECURITY IS PLACED ON THE ___________ LIST].

      O. A Security is "being purchased or sold" by a Fund from the time when a recommendation has been communicated to the person who places the buy and sell orders for an Advisory Client until the time when such program has been fully completed or terminated.

      P.  The designated "Review Officer" is Jeffrey T. Harris, Managing
          Director.

III.  GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

      No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Advisory Client:

      A.  Employ any device, scheme, or artifice to defraud such Advisory
          Client;

      B. Make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      C. Engage in any act, practice or course of business that would operate as a fraud or deceit upon such Advisory Client; or

      D.  Engage in any manipulative practice with respect to such Advisory
          Client.

IV.   PROHIBITED PURCHASES AND SALES

      A. Subject to Sections IV(C) and IV(D) of this Code, no Access Person may purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within 24 hours (seven days, in the case of Investment Personnel) before or after the time that the same (or a related) Security is being purchased or sold by any Advisory Client. Any profits realized on trades within these proscribed periods will be disgorged.

      B.  No Investment Personnel may acquire Securities as part of an IPO.

      C. No Access Person shall purchase a Security offered in a private placement without the specific, prior written approval of the Adviser's designated Review Officer.

V.    PRE-CLEARANCE OF TRANSACTIONS

      A. Except as provided in Section IV(C), each Access Person must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with transaction. No transaction in Securities shall be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(D) below. Pre-clearance of a Securities transaction is valid for 48 hours.

      B. In determining whether to grant approval for the purchase of a Security offered in a private placement, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for an Advisory Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser.

      C. The pre-clearance requirements of Section V(A) shall not apply to the following transactions:

          1. Purchases or sales over which the Access Person has no direct or indirect influence or control.

          2. Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a BONA FIDE margin call.

          3. Purchases that are part of an automatic dividend reinvestment plan.

          4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          NOTE: THESE EXCEPTIONS TO THE PRE-APPROVAL REQUIREMENT OF SECTION V(A) SHALL NOT APPLY TO REQUESTS FOR APPROVAL TO PURCHASE OR ACQUIRE A SECURITY IN AN IPO OR A LIMITED OFFERING IN ACCORDANCE WITH
          SECTION IV(B) OR (C) ABOVE.

      D.  The following transactions generally shall be approved by the Review
          Officer:

          1. Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Advisory Client, and which are otherwise in accordance with Rule 17j-1. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security that is being considered for purchase or sale by an Advisory Client or other client (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion.

          2. Purchases or sales of Securities that are not eligible for purchase or sale by any Advisory Client, as determined by reference to the 1940 Act, other applicable laws, rules or regulations, the investment objectives and policies and investment restrictions of the Advisory Client and any undertakings made to regulatory authorities.

          3. Transactions that the officers of the Adviser, as a group and after consideration of all the facts and circumstances, determine to be in accordance with Section III and to present no reasonable likelihood of harm to an Advisory Client.

IV.   ADDITIONAL RESTRICTIONS AND REQUIREMENTS

      A. No Access Person shall accept or receive any gift of more than DE MINIMUS value from any person or entity that does business with or on behalf of the Adviser or an Advisory Client. All Access Persons must record all gifts received or given on their respective Departmental log.

      B. No Investment Personnel shall accept a position as a director, trustee or general partner of a publicly-traded company or partnership unless the acceptance of such position has been approved by the Review Officer and consistent with the interests of the Advisory Clients.

VII.  REPORTING AND COMPLIANCE OBLIGATIONS

      A. The Review Officer shall create and thereafter maintain a list of all Access Persons.

      B. Each Access Person must direct each brokerage firm or bank at which the Access Person maintains a Securities account to promptly send duplicate copies of such persons account statement and brokerage confirmations promptly to the Review Officer. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements and confirmations directly to the Review Officer within two business days of the receipt by the Access Person.

      C. Each Access Person must provide to the Review Officer a complete listing of all Securities owned by such person as of this date and thereafter must submit a review list of such holdings to the Review Officer as of December 31st of the subsequent year. The initial listing must be submitted no later than ten days of the date upon which such person first became an Access Person of the Adviser.

      D.  Every Access Person shall certify annually that he or she:

          1.   Has read and understands this Code;

          2.   recognizes that he or she is subject to the Code;

          3.   has complied with the Code; and

          4. has disclosed and reported all personal Securities transactions and personal securities accounts required to be disclosed or reported.

      E.  Reports.

          1. Initial Holdings Reports: Every Access Person must provide to the Review Officer a complete listing of all Securities owned by such person, as well as all personal securities accounts, within ten days of becoming an Access Person. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control.

          2. Annual Holdings Reports: On an annual basis, each Access Person must submit to the Review Officer a listing of all Securities beneficially owned by such person, as well as all personal securities accounts. The list must be current as of a date no more than 30 days before the report is submitted and must be received within 30 days of the end of the calendar year. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control. An Annual Holdings Report is attached at Appendix II.

          3.  Quarterly Reports:

              a. Each Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Reports shall be filed with the Review Officer quarterly. Each Access Person must also report any personal securities accounts established during the quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and personal securities accounts established to an officer designated to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Review Officer. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control.

              b. Every report shall be made NO LATER THAN ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

                  (i) The date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares and principal amount of each Security involved;

                  (ii) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                  (iii) The price of the Security at which the transaction was effected;

                  (iv) The name of the broker, dealer or bank with or through which the transaction was effected;

                  (v)   The date the report is submitted by the Access
                        Person; and

                  (vi) With respect to any personal securities account established during the quarter, the broker, dealer or bank with whom the account was established, and the date the account was established.

              c. In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

              d. An Access Person need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Advisory Client, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN ten days after the end of the calendar quarter.

          4. Any of these reports may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

          5. Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the companies outstanding shares.

          6. Every Access Person who owns Securities acquired in a private placement shall disclose such ownership to the Review Officer if such person is involved in any subsequent consideration of an investment in the issuer by an Advisory Client. The Adviser's decision to recommend the purchase of such issuers Securities to an Advisory Client will be subject to independent review by Investment Personnel with no personal interest in the issuer.

VIII. REVIEW AND ENFORCEMENT

      A. The Review Officer's Duties and Responsibilities. The Review Officer shall notify each person who becomes an Access Person and who is required under this Code of Ethics of his or her reporting requirements NO LATER THAN ten days before the first quarter in which such person is required to begin reporting.

      B. The Review Officer will, on a quarterly basis, compare all confirmations, account statements and other reports received with a list of Securities being considered for purchase or sale on behalf of any Advisory Client to determine whether a violation of this Code may have occurred. Before determining that a person has violated the Code, the Review Officer shall give such person an opportunity to supply additional explanatory material.

      C. If the Review Officer determines that a violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with any confirmations, account statements or other reports and any additional explanatory material provided by the Access

          Person, to the Access Person's primary supervisor, as indicated at
          Section V(A) and legal counsel for the Adviser, who shall make an independent determination as to whether a violation has occurred. If the primary supervisor is unavailable or is unable to review the transaction, the alternate supervisor shall act in all respects in the manner prescribed herein for the primary supervisor.

      D. If the primary or alternate supervisor finds that a violation has occurred, the supervisor shall impose upon the individual such sanctions as he deems appropriate.

IX.   ANNUAL WRITTEN REPORTS TO THE BOARD

      At least annually, the Adviser will provide written reports to the Advisory Clients' Board of Directors as follows:

      A. Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The Adviser may report to the Board more frequently as it deems necessary or appropriate and shall do so as requested by the Board.

      B. Certification. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

X.    RECORDKEEPING

      The Adviser will maintain the records set forth below. These records will be maintained in accordance with the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

      A. A copy of this Code and any other code adopted by the Adviser under Rule 17j-1, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

      B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

      C. A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year on which it is made, for the first two years in an easily accessible place.

      D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

      E. A copy of each annual report required by Section IX of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

      F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or a limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

XI.   MISCELLANEOUS

      A. Confidentiality. All reports and other confirmations and reports of Securities transactions, and any other information filed with the Adviser pursuant to this Code, shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

      B. Interpretation of Provisions. The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

      C. Compliance Certification. Within ten days of becoming an Access Person of the Fund, and each year thereafter, each such person must complete the Compliance Certification. A Compliance Certification Form is attached as Appendix IV.


Adopted on May __, 2000

                                  APPENDIX I

                            INITIAL HOLDINGS REPORT
                        FOR HGK ASSET MANAGEMENT, INC.


Name of Reporting Person: _________________________________________
Date Person Became Subject to the
  Code's Reporting Requirements: __________________________________
Information in Report Dated as of: ________________________________
Date Report Due: __________________________________________________
Date Report Submitted: _______ _________


[Note: Date person became subject
and as of date should be the same.]

SECURITIES HOLDINGS
------------------------------------------------------------------------------------------------
  Name of Issuer and    No. of Shares    Principal Amount, Maturity Date and Interest Rate
  Title of Security    (if applicable)   (if applicable)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS
----------------------------------------------------------------------

  Name of Broker, Dealer or Bank    Name(s) on and Type of Account
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------


If you have no securities accounts to report, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

--------------------------------------------------------------
Signature                             Date

                                  APPENDIX II

                            ANNUAL HOLDINGS REPORT
                        FOR HGK ASSET MANAGEMENT, INC.


Name of Reporting Person: _________________________________________
Information in Report Dated as of: ________________________________
Date Report Due: __________________________________________________
Date Report Submitted: ____________________________________________
Calendar Year Ended: December 31, ____


[Note: Information should be dated no
more than 30 days before report is submitted.]

SECURITIES HOLDINGS
------------------------------------------------------------------------------------------------
  Name of Issuer and    No. of Shares    Principal Amount, Maturity Date and Interest Rate (if
  Title of Security    (if applicable)                         applicable)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS
------------------------------------------------------------------------------------------
  Name of Broker, Dealer or Bank    Date Account Was    Name(s) on and Type of Account
                                    Established
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


--------------------------------------------------------------
Signature                             Date

                                 APPENDIX III
                               QUARTERLY REPORT
                        FOR HGK ASSET MANAGEMENT, INC.


Name of Reporting Person: _________________________________________
Calendar Quarter Ended: ___________________________________________
Date Report Due: _______________________________________ 10, ______
Date Report Submitted: ____________________________________________


SECURITIES TRANSACTIONS
------------------------------------------------------------------------------------------------
                                         Principal Amount,                           Name of
               Name of       No. of       Maturity Date                           Broker, Dealer
              Issuer and     Shares           and                                    or Bank
  Date of      Title of        (if        Interest Rate      Type of                Effecting
Transaction    Security    applicable)   (if applicable)   Transaction    Price    Transaction
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

If you have no securities transactions to report for the year, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS
If you established a securities account during the quarter, please provide the following information:

------------------------------------------------------------------------------------------
  Name of Broker, Dealer or Bank    Date Account Was    Name(s) on and Type of Account
                                    Established
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


--------------------------------------------------------------
Signature                             Date

                                 APPENDIX IV
                           COMPLIANCE CERTIFICATION
                        FOR HGK ASSET MANAGEMENT, INC.


------------------------------------------------------------------------------

                               INITIAL CERTIFICATION


I CERTIFY THAT I:     (I) HAVE RECEIVED, READ AND REVIEWED THE CODE OF ETHICS;
                      (II) UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                      (III) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND
                            PROCEDURES;
                      (IV) UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                      (V) WILL FULLY COMPLY WITH THE CODE OF ETHICS;
                      (VI) HAVE FULLY AND ACCURATELY COMPLETED THIS
                           CERTIFICATE.


Signature:


Name: _____________________________ (Please print)
Date Submitted: ___________________
Date Due: _________________________

------------------------------------------------------------------------------

                               ANNUAL CERTIFICATION


I CERTIFY THAT I:     (I) HAVE RECEIVED, READ AND REVIEWED THE CODE OF ETHICS;
                      (II) UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                      (III) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND
                            PROCEDURES;
                      (IV) UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                      (V) HAVE COMPLIED WITH THE CODE OF ETHICS AND ANY
                          APPLICABLE;
                      (VI) HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY COMPLIANCE
                           WITH THE CODE;
                      (VII) WILL FULLY COMPLY WITH THE CODE OF ETHICS; AND
                      (VI) HAVE FULLY AND ACCURATELY COMPLETED THIS
                           CERTIFICATE.


EXCEPTION(S):



Signature:


Name: _____________________________ (Please print)
Date Submitted: ___________________
Date Due: _________________________